EXHIBIT 10.10
                                 October 8, 2001


Mr. Bert E. Brodsky
South Road
Harbor Acres
Sands Point, NY 11050

         Re:      Deferred Compensation Agreement

Dear Mr. Brodsky:

     You and Sandata, Inc. (the "Company") are parties to a Deferred Compensation Agreement dated May 1, 1992. You and the Company hereby agree that said Agreement is hereby mutually terminated. Please signify your agreement with the foregoing by signing this letter below and returning it to the Company.

                                                   Very truly yours,

Accepted:                                         Sandata, Inc.

/s/Bert E. Brodsky                                By:/s/Hugh Freund
   Bert E. Brodsky                                      Hugh Freund,
                                                     Executive Vice President
                                                       and Secretary